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                      TOTAL ENTERTAINMENT RESTAURANT CORP.
                        REPORTS FINANCIAL RESULTS FOR THE
                       FISCAL QUARTER ENDED MARCH 25, 2003


WICHITA, KS---(PRIMEZONE)---April 11, 2003---Total Entertainment Restaurant Corp. (NASDAQ : TENT) announced record earnings and revenues for the twelve-week first quarter ended March 25, 2003.

Highlights for the twelve-week first quarter ended March 25, 2003 compared to the twelve-week first quarter ended March 19, 2002:

o    Total revenues increased 23.9% to $27,041,000
o    Income from continuing operations increased 21.6% to $2,268,000
o Diluted earnings per share on income from continuing operations increased 4.8% to $0.22
o New units (open less than 18 months) generated 35.1% higher average weekly sales than units in the 18-month comp base
o Restaurant operating income before preopening costs increased 11.5% to $5,222,000 or 19.3% of sales
o    Comparable store sales decreased 2.3%
o    Two new units were opened

Steve Johnson, chief executive officer, stated, "While we are pleased to report that our earnings of $0.22 per share were in line with consensus estimates for the quarter and new units remain strong, we were disappointed with the same store sales results. External factors negatively impacted our sales including severe winter weather conditions during much of the quarter, an unfavorable economic environment, and the beginning of the war in Iraq. Unfortunately, our streak of 15 consecutive quarters of comp store sales growth was interrupted this quarter. In part, this is due to the previously mentioned factors, as well as we were rolling over very strong comps of 9.3% in Q1 of 2002 and 17.9% for the last three years' cumulative Q1 comps."

The Company plans to open 10 to 12 new units during fiscal 2003. During the first quarter, the Company opened two (2) new restaurants in Houston, TX and Arlington Heights (Chicago), IL. Three (3) units are currently under construction, leases have been executed on six (6) additional sites, and lease negotiations have begun on three (3) additional sites.

During the quarter, the Company repurchased 40,855 shares of its common stock bringing the total shares repurchased under the current buyback plan to 471,258 shares through March 25, 2003. The Board of Directors authorized 500,000 shares on October 10, 2002 and an additional 500,000 shares on November 12, 2002.

The Company currently operates 56 restaurants under the "Fox and Hound" and "Bailey's" brand names that each provide a social gathering place offering high quality food, drinks and entertainment in an upscale, casual environment.

Chief Executive Officer, Steven M. Johnson, and Chief Financial Officer, James
K. Zielke, will host the conference call at 10 a.m. Eastern on Friday, April 11, 2003 to discuss the fiscal 2003 first quarter earnings release. The call in number is 888-566-5910 and the confirmation code is "TENT." A recorded replay of the conference call will be available beginning April 11, 2003 through April 25, 2003. The replay call in number is 800-645-7414.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities
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Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. Our actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to, potential increases in food, alcohol, labor, and other operating costs, changes in competition, the inability to find suitable new locations, changes in consumer preferences or spending patterns, changes in demographic trends, the effectiveness of our operating and growth initiatives and promotional efforts, and changes in government regulation. Further information about the factors that might affect the Company's financial and other results are included in the Company's 10-K and 10-Q, filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                  Contact: Jim Zielke
                           InvestorRelations@totent.com
                           316/634-0505 [x6221]


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                      Total Entertainment Restaurant Corp.
           Unaudited Summary Financial Data for the First Quarter 2003
                    ($ in thousands except per share amounts)
                           Condensed Income Statements

                                       For the twelve        For the twelve
                                        weeks ended            weeks ended
                                       March 25, 2003        March 19, 2002
                                       ----------------      --------------
                                          $         %          $         %
Food and beverage                     $ 24,866    92.0     $ 19,876    91.1
Entertainment and other                  2,175     8.0        1,949     8.9
                                      --------  --------   --------  --------
  Total net sales                       27,041   100.0       21,825   100.0

Costs and expenses:
  Costs of sales                         6,949    25.7        5,732    26.3
  Restaurant operating expenses         13,515    50.0       10,400    47.7
  Depreciation and amortization          1,355     5.0        1,010     4.6
  Preopening costs                         287     1.1          491     2.2
                                      --------  --------   --------  --------
         Restaurant costs and
       expenses                         22,106    81.8       17,633    80.8
                                      --------  --------   --------  --------
Restaurant operating income              4,935    18.2        4,192    19.2
General and
 administrative expenses                 1,367     5.0        1,155     5.3
Loss on disposal of assets                   -       -           18     0.1
                                      --------  --------   --------  --------
Income from operations                   3,568    13.2        3,019    13.8
Other income (expense):
  Interest expense                         (25)   (0.1)        (107)   (0.5)
                                      --------  --------   --------  --------
Income from continuing operations
  before income taxes                    3,543    13.1        2,912    13.3
Provision for income taxes               1,275     4.7        1,047     4.8
                                      --------  --------   --------  --------
Income from continuing operations        2,268     8.4        1,865     8.5
Income from discontinued operations          -       -           32     0.2
                                      --------  --------   --------  --------
Net income                            $  2,268     8.4      $ 1,897     8.7
                                      ========  ========   ========  ========
Basic earnings per share:
  Income from continuing operations   $   0.23              $  0.22
  Income from discontinued operations        -                    -
                                      --------             --------
Basic earnings per share              $   0.23              $  0.22
                                      ========             ========

Diluted earnings per share:
  Income from continuing operations   $   0.22              $  0.21
  Income from discontinued operations        -                    -
                                      --------             --------
Diluted earnings per share            $   0.22              $  0.21
                                      ========             ========

Restaurants open at end of period           56                   47
Comparable sales growth                   (2.3)%                9.3%

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                                            Condensed Balance Sheets

                                     March 25, 2003        December 31, 2002
                                     --------------        -----------------

Current assets:
  Cash                                 $     792               $   1,116
  Other current assets                     4,178                   2,850
                                       ---------               ---------
                                           4,970                   3,966
Property and equipment, net               49,681                  47,213
Intangibles and other assets               5,386                   4,716
                                       ---------               ---------
                                       $  60,037               $  55,895
                                       =========               =========


Current liabilities:
  Current portion of notes payable     $     337               $      98
  Other current liabilities               10,596                   9,486
                                       ---------               ---------
                                          10,933                   9,584
Notes payable                              3,123                   2,442
Other noncurrent liabilities                 720                     585
Stockholders' equity                      45,261                  43,284
                                       ---------               ---------
                                       $  60,037               $  55,895
                                       =========               =========